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                                                                    EXHIBIT 10.1



                          LINE OF CREDIT AGREEMENT AND
                     FORM OF UNSECURED 10% CONVERTIBLE NOTE


     The Line of Credit Agreement is made as of the date written below between Orbis Development, Inc., whose address is P.O. Box 10919 Zephyr Cove, Nevada 89448, registered to do business in the State of Nevada, as Maker, and The Ann Marie Egide Judice Foundation, whose address is 400 Bel Marin Keys Blvd. Suite 203, Novato, CA 94949, as Payee, or Holder. In consideration of the mutual covenants herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties have reached agreement under which Holder will lend to Maker from time to time prior to July 15, 2002 the sum of $125,000, with amounts borrowed evidenced by a separate 10% Convertible Note in a form identical to Exhibit A of this Agreement. Each such Note will be designated as Series A Notes, and will be due and payable by Maker twenty-four months after the date of funding. At the exclusive option of the Holder, the principal amount of each of the Notes issued hereunder, plus accrued interest during the period outstanding, may be converted at any time prior to maturity using a $1.50 per share conversion rate of Orbis Development, Inc. Common Stock, $.001 par value. If not converted into Common Stock, then the face amount of the note, plus accrued interest is to be paid in lawful United States currency as of the due date of each note, which shall be twenty-four months after funding.

In consideration of this commitment to lend a minimum of $125,000, Maker has extended the right to Holder to fund up to $250,000 from time to time prior to July 15, 2002. The additional funding shall bear the same terms as those for the initial commitment to lend. Specifically, each funding will be evidenced by a separate convertible promissory note in a form identical to Exhibit A of this Agreement. Each such Note will be designated as Series B Notes, and will be due and payable by Maker twenty-four months after the date of funding. At the exclusive option of the Holder, the principal amount of each of the Notes issued hereunder, plus accrued interest during the period outstanding, may be converted at any time prior to maturity using a $1.50 per share conversion rate of Orbis Development, Inc. Common Stock, $.001 par value. If not converted into Common Stock, then the face amount of the note, plus accrued interest is to be paid in lawful United States currency as of the due date of each note, which shall be twenty-four months after funding.

This Agreement shall be construed and enforced according to the laws of the State of Nevada.

Executed effective as of the 19th day of March 2002.

ORBIS DEVELOPMENT, INC.                         ANN MARIE EGIDE JUDICE
                                                FOUNDATION



BY: S/DAVID A. STOVER                           BY: S/WILLIAM G. ISETTA
    --------------------------------               -----------------------
      David A. Stover,                                William G. Isetta,
      Chief Financial Officer                         President


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                                                                       Exhibit A

                     FORM OF 10% UNSECURED CONVERTIBLE NOTE

U.S. $[amount of loan]                                       Zephyr Cove, Nevada

                                                               [Date of funding]

     FOR VALUE RECEIVED, the undersigned, Orbis Development, Inc., whose address is P.O. Box 10919 Zephyr Cove, Nevada 89448, registered to do business in the State of Nevada, as Maker, promises to pay, without set off, deduction or counterclaim of any kind or nature to The Ann Marie Egide Judice Foundation, whose address is 400 Bel Marin Keys Blvd. Suite 203, Novato, CA 94949, as Payee, or Holder, at the address of Payee or Holder listed in this Note, the sum of [$], plus accrued interest at maturity at a rate of 10% per annum. At the exclusive option of the Holder, this the principal amount of this Note, plus interest accrued during the term outstanding, may be converted prior to maturity using a $1.50 per share conversion rate of Orbis Development, Inc. Common Stock, $.001 par value. If not converted into Common Stock, then the principal sum and accrued interest is to be paid in lawful United States currency on [24 months after date of funding].

     Maker waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note. Maker agrees to pay all costs and expenses of collection incurred by Payee or Holder of this Note, in or out of Court, including without limitation, Court related costs and expenses and reasonable attorneys' fees and disbursements (including such costs, fees and disbursements incurred on appeal of any litigation). No extension of time for payment of this Note and no alteration, amendment or waiver of any provision of this Note shall release, discharge, modify, change or effect the liability of Maker under this Note.

     No delay by Payee or Holder in enforcing any covenant or right under this Note shall be deemed a waiver of any covenant or right and no waiver by Payee or Holder of any particular provision of this Note shall be deemed a waiver of any other provision or a continuing waiver of any particular provision, and except as so expressly waived in writing, all provisions shall continue in full force and effect.

     Maker agrees and acknowledges that David A. Stover has full power and authority to bind the corporations to the terms of the Promissory Note. Furthermore, Maker acknowledges that the execution of the Promissory Note is pursuant to the legitimate business purposes of the corporations.

     This Note shall be construed and enforced according to the laws of the State of Nevada.


ORBIS DEVELOPMENT, INC.




BY:                                                    DATED:  [Date of funding]
  ----------------------
    David A. Stover
    Chief Financial Officer